UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 28, 2025

STAR GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52711
(Commission File No.)

27-0348508
(IRS Employer Identification No.)

1875 N. Lakewood Dr., Suite 201
Coeur d’Alene, ID 83814
(Address of principal executive offices and Zip Code)

(208) 644-5066
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	SRGZ	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On February 28, 2025 a joint press release (the “Press Release”) was issued announcing the entry into a non-binding Letter of Intent (the “LOI”) by and between Star Gold Corp., a Nevada corporation (“Star Gold” or the “Company”) and Romios Gold Resources, Inc. an Ontario corporation (“Romios”). A copy of the Press Release is included herewith as Exhibit 10.1.

The LOI entered into by and between Star Gold and Romios (each a “Party” and together the “Parties”) sets forth their intent to negotiate a share purchase agreement (the “Share Purchase Agreement”) whereby Star Gold will acquire one hundred percent (100%) of the issued and outstanding capital stock of Romios Gold Nevada, Inc., a Nevada corporation (“Romios Nevada”) which is a wholly owned subsidiary of Romios.

The general terms of the expected Share Purchase Agreement will call for Star Gold to issue, to Romios, 20,383,604 shares of its post reverse split Common Stock in exchange for the Romios Nevada capital stock.

Star Gold possesses an option to repurchase one-half of the Net Smelter Royalty on its Longstreet Property for one million five hundred thousand dollars ($1,500,000) (the “Longstreet NSR Option”). The Share Purchase Agreement is expected to grant Romios a right of first refusal to acquire the rights to purchase the Longstreet NSR Option, by paying Star Gold 2.5 times Star Gold’s option price (i.e. $3,750,000) upon Star Gold initiating the Longstreet NSR Option.

Romios Nevada possesses an option to repurchase one-half of the Gross Smelter Royalty on its Scossa Property for seven hundred twenty-five thousand dollars ($725,000) (the “Scossa GSR Option”). The Share Purchase Agreement is expected to grant Romios a right of first refusal to acquire the rights to purchase the Scossa GSR Option, by paying Star Gold 2.5 times Romios Nevada’s option price (i.e. $1,812,500) upon Star Gold initiating the Scossa GSR Option.

Romios Nevada possesses an option to repurchase one-half of the Net Smelter Royalty on its Kinkaid Property for five hundred thousand dollars ($500,000) (the “Kinkaid NSR Option”). The Share Purchase Agreement is expected to grant Romios a right of first refusal to acquire the rights to purchase the Kinkaid NSR Option, by paying Star Gold 2.5 times Romios Nevada’s option price (i.e. $1,250,000) upon Star Gold initiating the Kinkaid NSR Option.

The Parties intend to enter into the Share Purchase Agreement by March 14, 2025, but in no event later than March 31, 2025. A closing of the Share Purchase Agreement is expected to be contingent upon: (a) Star Gold’s completion of a 10:1 reverse split of its Common Stock; (b) the Parties obtaining all necessary corporate and regulatory approval of the transactions contemplated by the Share Purchase Agreement; and (c) Star Gold conducting a successful capital raise of not less than one million five hundred thousand dollars ($1,500,000).

The LOI is included herewith as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document Description
10.1 10.2	Press Release Letter of Intent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 28th day of February, 2025.

STAR GOLD CORP.

BY:	/s/ Lindsay E. Gorrill
Lindsay E. Gorrill, Chairman of the Board